EXHIBIT 10.2
COMMUNITY PIONEERS, LLC
Lock-Up Agreement

Investors of Community Pioneers, LLC	December 18, 2006
in relation to the Initial Public Offering
c/o Community Pioneers, LLC
987 Valley View Road
New Holland, PA 17557
(717) 445-4669

Re:     Initial Public Offering of Preferred Units and Common Units of Community Pioneers, LLC

Ladies and Gentlemen:

          The undersigned prior to the initial public offering is owner of record or beneficially of certain Convertible Preferred Limited Liability Company Membership Units (“Preferred Units”) and/or Common Limited Liability Company Membership Units (“Common Units”) of Community Pioneers, LLC (the “Company”). The undersigned understands that the purchasers (the “Investors”) of the Company’s Preferred Units and/or Common Units in connection with the initial public offering will rely on the representations made hereby by the undersigned in respect to the undersigned’s ownership of Preferred Units and/or Common Units prior to the initial public offering.

          In consideration of the agreement of the Investors to purchase the Company’s Preferred Units and/or Common Units pursuant to the Company’s initial public offering, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that during the period commencing on the date hereof and continuing to and including two years after the effectiveness of the registration statement filed by the Company (the “Lock-Up Period”), the undersigned will not, and will not cause any spouse, any immediate family member of the spouse or the undersigned living in the undersigned’s household or any Affiliate (as hereinafter defined) of the undersigned not to, (i) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, lend, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, give, donate, or otherwise dispose of, directly or indirectly, any of the Company’s Preferred Units and/or Common Units, options or warrants to acquire units of the Company’s Preferred Units and/or Common Units, or securities exchangeable or exercisable for or convertible into the Company’s Preferred Units and/or Common Units currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by the undersigned (or such spouse or family member), or publicly announce an intention to do any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic characteristics of ownership of the Company’s Preferred Units and/or Common Units, or publicly announce an intention to do any of the foregoing. For purposes of this agreement, the undersigned’s Affiliates shall include any legal entity, including any corporation, limited liability company, partnership, estate planning vehicle or trust, which is directly or indirectly owned or controlled by the undersigned or his or her descendants or spouse, or which is under joint control or ownership with any other person or entity subject to a lock-up agreement regarding the Company’s units.

          The undersigned agrees and consents to the to the entry of stop transfer instructions with the Company against the transfer of Preferred Units and/or Common Units or other securities convertible into or exchangeable or exercisable for Preferred Units and/or Common Units held by the undersigned except in compliance with the foregoing restrictions.

          This agreement will terminate upon the expiration of the Lock-Up Period.

          The undersigned understands that the Company is relying upon this agreement in proceeding towards consummation of the offering of Preferred Units (convertible into Common Units). This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned.

          This letter shall be governed by and interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

          No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

WAYNE HOOVER

/s/ Wayne Hoover

Wayne Hoover

/s/ John M. Sensenig

John M. Sensenig, Manager and President of
Community Pioneers, LLC